JOULE INC.
                             1245 U.S. Route 1 South
                            Edison, New Jersey 08837

                          ----------------------------

                    Notice of Annual Meeting of Stockholders

                           To be held March 6, 2002

                          ----------------------------

     The Annual Meeting of Stockholders of Joule Inc. will be held on Wednesday, March 6, 2002, at 10:30 a.m. at The Pines Manor, Route 27, Edison, New Jersey, for the following purposes:

     1. To elect six directors; and

     2. To transact such other business as may properly come before the meeting.

     All stockholders are cordially invited to attend the meeting. Only holders of record of Common Stock at the close of business on January 7, 2002 are entitled to notice of and to vote at the meeting. If you attend the meeting, you may vote in person if you wish, even though you previously have returned your proxy.

     A copy of the Company's 2001 Annual Report is enclosed.

               STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND
               SIGN THE ENCLOSED PROXY AND RETURN IT IN THE
               ACCOMPANYING ENVELOPE.

January 11, 2002                           By Order of the Board of Directors



                                           Bernard G. Clarkin
                                           Secretary

                                   JOULE INC.
                             1245 U.S. Route 1 South
                            Edison, New Jersey 08837


                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Joule Inc. of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on March 6, 2002, and at all adjournments thereof. The solicitation will begin on or about January 11, 2002.

     All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted for the election of six directors, unless authority to do so is withheld with respect to one or more of the nominees. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. Votes that are withheld will be excluded entirely from the calculation and will have no effect on the outcome of the election of directors. In addition, the proxy will be voted in the discretion of the proxyholders with respect to such other business as may properly come before the meeting. A stockholder may revoke a proxy at any time prior to the voting thereof.

     There were outstanding as of the close of business on January 7, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, 3,682,000 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote on each matter brought before the meeting.

                      BENEFICIAL OWNERSHIP OF MORE THAN 5%
                         OF THE OUTSTANDING COMMON STOCK

     The following table sets forth information regarding the beneficial ownership of Common Stock by each person known to management of the Company to own beneficially 5% or more of the issued and outstanding Common Stock as of January 7, 2002:

                                                 Beneficial Ownership (a)
                                              -----------------------------
                                              Number of
      Name (b)                                  Shares              Percent
-------------------------                     -------------         -------
Emanuel N. Logothetis                         1,167,722 (c)          31.7%
Helen Logothetis                              1,167,722 (d)          31.7
Nick M. Logothetis                              476,722              12.9
Steven Logothetis                               476,622              12.9
Julie Logothetis                                493,348              13.4

----------
(a) As used in this Proxy Statement, "beneficial ownership" means the sole or shared power to direct the voting and/or disposition of shares of Common Stock. In addition, a person is deemed to have beneficial ownership of any shares of Common Stock that such person has the right to acquire within 60 days.

(b) Emanuel N. Logothetis is the husband of Helen Logothetis. They are the parents of Nick M. Logothetis, Steven Logothetis and Julie Logothetis. The address of the members of the Logothetis family is 1245 U.S. Route 1 South, Edison, New Jersey 08837.

(c) Consists of 807,100 shares of Common Stock as to which Mr. Logothetis has sole voting and disposition power and the 360,622 shares referred to in (d) below that are beneficially owned solely by Helen Logothetis, as to which shares he disclaims beneficial ownership.

(d) Consists of 360,622 shares of Common Stock as to which Mrs. Logothetis has sole voting and disposition power and the 807,100 shares referred to in (c) above that are beneficially owned solely by Emanuel N. Logothetis, as to which shares she disclaims beneficial ownership.

                       BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information, as of January 7, 2002, with respect to the ownership of shares of Common Stock by (i) the current directors of the Company and nominees for election as directors, (ii) the Named Executives referred to under "Compensation of Executive Officers--Certain Transactions," and (iii) all directors and executive officers of the Company as a group:

                                                       Number of Shares of
                                                   Common Stock and Percent of
       Name                                       Class Beneficially Owned (a)
----------------------------                      ----------------------------
Richard Barnitt                                                --
Bernard G. Clarkin                                         10,345
Stephen Demanovich                                         18,220
Robert W. Howard                                            9,200
Emanuel N. Logothetis                                   1,167,722 (31.7%)
Nick M. Logothetis                                        476,722 (12.9%)
Steven Logothetis                                         476,622 (12.9%)
John Porch                                                  9,613
Andrew G. Spohn                                             3,200
John G. Wellman, Jr.                                       89,075 (b)

Directors and Executive
Officers as a group (13 persons)                        2,296,999 (60.1%)

----------
(a) Except for the 360,622 shares of Common Stock owned by his wife and attributed to Emanuel N. Logothetis, as more fully set forth under "Beneficial Ownership Of More Than 5% Of The Outstanding Common Stock," such person has sole voting and disposition power with respect to the shares shown in this column. Includes 9,750 shares for Mr. Clarkin, 18,125 shares for Mr. Demanovich, 5,313 shares for Mr. Porch, 100,000 shares for Mr. Wellman and 138,188 shares for all directors and executive officers as a group that may be acquired within 60 days after January 7, 2002 upon exercise of options. Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares.

(b)  Mr. Wellman holds 4,050 shares as trustee of a trust for his children.

                  ELECTION OF DIRECTORS--DIRECTOR COMPENSATION

     Six directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. All of the nominees listed below are currently members of the Board of Directors. The nominees for directors have consented to serve if elected, and the Company has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board of Directors.

     The following information respecting the nominees has been furnished by them.

                                          Principal Occupation                      Director
       Name                Age               or Employment                            Since
---------------------      ---     ---------------------------------------------    --------
Richard Barnitt            63      Financial Consultant (a)                           1996
Robert W. Howard           59      Chairman, Reisen Lumber Industries, Inc. (b)       1988
Emanuel N. Logothetis      71      Chairman of the Board and Chief Executive          1965
                                   Officer of the Company (c)
Nick M. Logothetis         49      President, Chartwell Consulting Group              1980
Steven Logothetis          47      Attorney (d)                                       1981
Andrew G. Spohn            57      Senior Vice President, Lee Hecht Harrison (e)      2000

----------
(a) Mr. Barnitt has served as a financial consultant to various companies, including the Company (since 1989), since his retirement in 1988 from Kidde Inc., where he had been employed since 1963, most recently as Senior Vice President and Chief Financial Officer.

(b) Mr. Howard served as Executive Vice President of Reisen Lumber and Millwork Company from 1981 to April 1986 when he was made President of Reisen Lumber Industries. He was named Chairman of the Board of Reisen in 1995.

(c) Emanuel N. Logothetis founded the Company in 1965 and was President and Chief Executive Officer until August 10, 1987, when he was elected Chairman of the Board. He was reelected President on August 3, 1988 and served in such capacity until February 3, 1999.

(d)  Steven Logothetis is an attorney and investor.

(e) Mr. Spohn is a Senior Vice President of Lee Hecht Harrison, a career consulting firm and subsidiary of Adecco SA, since 2001. From 1999 to 2001, he was a business consultant focusing on strategic planning and human resources. Previously he was Chief Executive Officer of Singer Asset Finance Company, L.L.C., a wholly owned subsidiary of Enhance Financial Services Group, from 1997 to 1999. He was Managing Partner of New Jersey Title Insurance Company from 1993 to 1997.

     The Board of Directors held four meetings during the 2001 fiscal year. Directors who are not employees of the Company receive directors' fees of $500 for each day that they attend meetings of the Board or a committee thereof and are reimbursed for their out-of-pocket expenses incurred in connection with their activities as directors. Also, such directors receive a monthly retainer of $400. During fiscal 2001, Richard Barnitt received fees of $12,000 for his services as a consultant to the Company. He is continuing to provide consulting services to the Company in fiscal 2002.

     The Board of Directors has designated from among its members an Audit Committee, which consists of Robert W. Howard, Andrew Spohn and Richard Barnitt. See "Audit Committee." The Audit Committee met with the Company's independent accountants two times during fiscal 2001. Andrew G. Spohn, Steven Logothetis and Nick M. Logothetis serve on the Compensation Committee that reviews executive compensation on an annual basis. The Compensation Committee met one time during fiscal 2001. The Board of Directors has not designated a nominating committee or other committee performing a similar function.

            COMPENSATION OF EXECUTIVE OFFICERS--CERTAIN TRANSACTIONS

Executive Compensation

     Set forth below is certain summary information with respect to the compensation of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer based on amounts reported as salary and bonus for the fiscal year ended September 30, 2001 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                                                       Compensation
                                                                          Awards
                                                                       ------------
                                                                         Shares of
                                         Annual Compensation           Common Stock        All Other
        Name and                         -------------------            Underlying       Compensation
   Principal Position               Year    Salary ($)    Bonus ($)     Options (#)         ($) (1)
-----------------------------       ----    ----------    ---------    ------------      ------------
Emanuel N. Logothetis               2001     $220,000     $19,000           --              $ --
Chairman of the Board               2000      220,000      27,600           --                --
and Chief Executive Officer         1999      191,826      54,800           --                --

John G. Wellman, Jr.                2001      220,000          --           --             1,414
President and Chief                 2000      220,000          --       50,000             1,710
Operating Officer (2)               1999      204,230          --           --             2,500

Bernard G. Clarkin                  2001      115,000      10,044        2,250             1,876
Vice President and                  2000      115,000       7,622           -- (5)         1,839
Chief Financial Officer (3)         1999      100,000      12,500           --             1,707

Stephen Demanovich                  2001      124,500      89,266        5,625             1,748
Vice President                      2000      100,000      48,673        5,000 (5)         1,387
                                    1999      100,000      41,217           --             1,207

John Porch                          2001      108,493      24,694        2,813             1,998
Vice President (4)                  2000       95,638      21,578           -- (5)         1,626

----------
(1) Represents the Company's matching of voluntary contributions by such person under its 401-k Plan.

(2) Mr. Wellman joined the Company as Executive Vice President and Chief Operating Officer in March 1998 and was elected President on February 3, 1999.

(3) In the event Mr. Clarkin's employment is actually or constructively terminated following an acquisition, merger or change in control of the Company, he would be entitled to receive two years' compensation and his unvested options would automatically vest.

(4)  Mr. Porch was elected a Vice President in August 2000.

(5) See "Stock Options" below for information regarding performance options granted to such officer in fiscal 2000 that did not vest until fiscal 2001.

Stock Options

     The following table contains information covering options to purchase shares of the Company's Common Stock granted to the Named Executives in fiscal 2001 pursuant to the Company's 1991 Stock Option Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                           Number of
                           Shares of
                         Common Stock    Percent of Total
                          Underlying      Options Granted   Exercise                      Grant Date
                        Option Granted     to Employees       Price      Expiration      Present Value
         Name               (#) (1)           in 2001        ($/Sh)         Date            (#) (2)
--------------------    --------------   ----------------   --------     ----------      -------------
Bernard G. Clarkin          2,250               21%           2.00     December 27, 2005    $ 2,610
Stephen Demanovich          5,625               53%           2.00     December 27, 2005      6,525
John Porch                  2,813               26%           2.00     December 27, 2005      3,263

(1) Mr. Clarkin, Mr. Demanovich and Mr. Porch were granted performance options at the beginning of fiscal 2000. The actual number of options granted was not determined until after September 30, 2000 when actual performance for fiscal 2000 was measured against targets provided in the option grant. As a result, options for 2,250 shares, 5,625 shares and 2,813 shares of Common Stock vested in Mr. Clarkin, Mr. Demanovich and Mr. Porch, respectively, in fiscal 2001.

(2) The Grant Date Present Value has been calculated using the Black-Scholes option pricing model and assumes a risk-free rate of return of 2%, an option term of five years, a dividend yield of 0% and a stock volatility of 62%. No adjustment was made for nontransferability or forfeitures. Such assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy. Such information, which is presented in accordance with the requirements of the Securities and Exchange Commission, is not necessarily indicative of the actual value that such options will have to the Named Executives, which will be dependent upon market prices for the Common Stock.

     The following table sets forth information with respect to unexercised options held by the Named Executives at September 30, 2001.

                         FISCAL YEAR END OPTIONS VALUES

                              Number of Shares of
                                 Common Stock                 Value of Unexercised
                                  Underlying                      In-the-Money
                            Unexercised Options at                 Options at
                            September 30, 2001 (#)          September 30, 2001 ($) (1)
                          --------------------------     -------------------------------
                                 Exercisable/                     Exercisable/
       Name                      Unexercisable                    Unexercisable
-------------------       --------------------------     -------------------------------
Bernard G. Clarkin                  7,250/0                           $0/0

Stephen Demanovich                 15,625/0                            0/0

John Porch                          2,813/0                            0/0

John G. Wellman, Jr.            70,000/80,000                          0/0

----------
(1) Calculated by determining the difference between the exercise price and the closing price of the Company's Common Stock on the American Stock Exchange for September 30, 2001.

Report of the Compensation Committee

     The Compensation Committee administers the compensation program for the executive group. Included in this group are the Chairman/Chief Executive
Officer, President/Chief Operating Officer, other corporate officers and selected key managers. The committee is composed of directors who are not employees of the Company.

     The annual base salary paid to the Chairman/Chief Executive Officer, in fiscal 2001, was $220,000, and he received a bonus of $19,000. The Chairman/Chief Executive Officer is not eligible to receive options under the terms of the Company's Stock Option Plan. In determining whether changes in the compensation level of the Chairman/Chief Executive Officer would be appropriate, the Compensation Committee considers the overall performance of the Company for the prior year.

     Salary levels for the other members of the senior management group have been established and are based on external salary information. The information gathered is evaluated by the Compensation Committee in light of the current responsibilities of the individuals involved and serves as the basis for the establishment of salary ranges and also in recommending salary changes. The basis for determining payment of a bonus to an individual is based on a subjective evaluation of the individual's performance as well as overall corporate performance. Any compensation change made to members of the senior management group will have the approval of the Committee and the Chairman/Chief Executive Officer.


                                                  Compensation Committee
                                                     Andrew G. Spohn
                                                     Steven Logothetis
                                                     Nick M. Logothetis

Compensation Committee Interlocks and Insider Participation

     Nick M. Logothetis, a member of the Compensation Committee, served as President of the Company from August 1987 to August 1988. Prior thereto, he was Executive Vice President of the Company from March 1980. See "Certain Transactions."

Performance Graph

     Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of the Company, the American Stock Exchange Market Index and a Peer Group Index comprised of companies engaged in the help supply services business. The graph assumes $100 invested on October 1, 1996 in the Company and each of the indices and reinvestment of any dividends.

            COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG JOULE INC.,
                      AMEX MARKET INDEX AND SIC CODE INDEX


[THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIALS.]
                              (FIGURES IN DOLLARS)

                                                        Fiscal Year Ended
-------------------------------------------------------------------------------------------------------
Company/Index/Market      9/30/96       9/30/97       9/30/98       9/30/99       9/30/00       9/30/01
-------------------------------------------------------------------------------------------------------
Joule Inc.                 100.00         97.67         55.81          37.21         27.91         16.37
Help Supply Services       100.00        126.55         93.39         101.31        106.54         65.88
AMEX Market Index          100.00        121.60        106.22         123.70        147.94        110.93
-------------------------------------------------------------------------------------------------------

Certain Transactions

     The Company provided temporary office services to Symphony Suites, a company owned by Nick M. Logothetis. Billing rates are comparable to those used for other customers; amounts charged during fiscal 2001 were $425,000 and $55,000 was outstanding at September 30, 2001. The highest amount outstanding during fiscal 2001 was $103,000.

     The Company's Board of Directors has approved the transactions outlined above. Any substantial change in the terms of any such transactions and any additional transactions with affiliates of the Company will be submitted to the Board for approval.

                                 AUDIT COMMITTEE

The Board of Directors has adopted and approved a formal written charter for the Audit Committee. The Board of Directors has determined that the members of the Audit Committee are "independent," as defined in the corporate governance listing standards of the American Stock Exchange relating to audit committees, meaning that they have no relationships to the Company that may interfere with the exercise of their independence from management and the Company.

Report of the Audit Committee

     The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. It meets with management and the Company's independent public accountants throughout the year and reports the results of its activities to the Board of Directors. In this connection, the Audit Committee has done the following:

o reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2001 with the Company's management;

o discussed with Arthur Andersen LLP, the Company's independent public accountants, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards); and

o received the written disclosure and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Arthur Andersen LLP its independence.

     Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.


                                                  Audit Committee
                                                    Richard Barnitt
                                                    Robert W. Howard
                                                    Andrew G. Spohn


                                  MISCELLANEOUS

Relationship with Independent Accountants

     The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company and its subsidiaries for the fiscal year ending September 30, 2002. Arthur Andersen LLP has acted in this capacity since 1994. Arthur Andersen LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. A representative of Arthur Andersen LLP is expected to be at the meeting.

     The fees billed to the Company by Arthur Andersen LLP with respect to the fiscal year ended September 30, 2001 were as follows:

     Annual Audit Fees........................................    $50,100
     Other Audit Related Fees ................................     11,500
     All Other Fees...........................................     33,700

     The Annual Audit Fees include amounts billed for the audit of the Company's annual consolidated financial statements for fiscal 2001 and the timely review of the financial statements included in the Forms 10-Q filed by the Company during the year. Other Audit Related Fees include amounts billed for completion of statutory audits and audits of the Company's employee benefit plans. There were no Financial Information System Design and Implementation Fees. Fees billed for other non-audit services primarily include tax related services. It is expected that Arthur Andersen LLP will provide similar non-audit services during fiscal 2002. The Audit Committee has considered and concluded that the provision of the non-audit services is compatible with maintaining the independence of Arthur Andersen LLP.

Other Action

     The management has at this time no knowledge of any matters to be brought before the Annual Meeting other than those referred to above. If any additional matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

Stockholder Proposals

     Any proposal that a stockholder desires to present to the 2003 Annual Meeting must be received by the Company at the above address on or prior to September 13, 2002 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy for such meeting.

Expenses of Solicitation

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of the stock held of record for such persons and seeking instructions with respect thereto.

                                            By Order of the Board of Directors

                                            Bernard G. Clarkin
                                            Secretary


--------------------------------------------------------------------------------

                                   10-K REPORT

Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules thereto, but without exhibits, as filed with the Securities and Exchange Commission, for the fiscal year ended September 30, 2001. Copies of the exhibits will be furnished at the Company's cost for the reproduction, postage and handling thereof. Letters requesting the Form 10-K should be addressed to the Secretary, Joule Inc., 1245 U.S. Route 1 South, Edison, New Jersey 08837.

--------------------------------------------------------------------------------

                                   JOULE INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MARCH 6, 2002
           This Proxy is Solicited on Behalf of the Board of Directors

                                               [ ] I plan to attend the meeting.

1. Election of Directors.      [ ] FOR all nominees                          [ ] WITHHOLD AUTHORITY
                                   (except as indicated to the contrary)         to vote for all nominees.

                               Nominees:  Richard Barnitt, Robert W. Howard, Emanuel N. Logothetis,
                                          Nick M. Logothetis, Steven Logothetis and Andrew G. Spohn.

                               (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                               ---------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES IN ITEM 1.

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.


                                                     (Continued on reverse side)

                                   JOULE INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MARCH 6, 2002

     The undersigned hereby appoints Emanuel N. Logothetis and Bernard G. Clarkin, and each of them, Proxies, with full power of substitution in each, to represent and to vote, as designated, all shares of Common Stock of Joule Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on March 6, 2002, and at all adjournments thereof, upon and in respect of the matters set forth on the reverse side hereof.

                                                  Dated:                  , 2002
                                                        ------------------


                                                  ------------------------------
                                                             Signature


                                                  ------------------------------
                                                    Signature if held jointly

                                                  Please  sign  exactly  as name
                                                  appears  to  the  left.   When
                                                  shares are held jointly,  each
                                                  stockholder named should sign.
                                                  When   signing  as   attorney,
                                                  executor,       administrator,
                                                  trustee   or   guardian,   you
                                                  should  so   indicate.   If  a
                                                  corporation,  please  sign  in
                                                  full  corporate  name  by duly
                                                  authorized   officer.   If   a
                                                  partnership,  please  sign  in
                                                  partnership name by authorized
                                                  person.